Exhibit 99.1

May 5, 2017

Hill International Completes Sale of Construction Claims Group to Private Equity Firm Bridgepoint

Company Also Completes Amendment of Credit Facility

PHILADELPHIA, May 05, 2017 (GLOBE NEWSWIRE) — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that the sale of its Construction Claims Group to Bridgepoint Development Capital, part of international private equity group Bridgepoint, has closed and funded under the terms previously disclosed on May 3, 2017.

Net proceeds from the sale were used primarily to pay off and retire Hill’s outstanding senior debt, which totaled $151.1 million at closing, for which Hill incurred interest expense of $13.9 million during the trailing twelve months ended March 31, 2017. Simultaneously with the closing of the sale, Hill amended its secured revolving credit facilities from $45.0 million to $35.0 million, consisting of a $25.0 million U.S. Dollar-denominated facility and a $10.0 million Euro-denominated facility.  The amended facilities will have terms of five years from the closing and will provide for letter of credit sub-limits in amounts of $20.0 million and $8.0 million, respectively. As of the closing, the amended facilities are substantially drawn. We intend to pursue additional borrowing options to improve our liquidity.

“This transaction retires a large portion of our debt, transforms Hill into a pure-play project management firm and strengthens Hill’s balance sheet,” said Paul Evans, Hill’s Interim Chief Executive Officer.

Hill was assisted on the transaction by financial advisor KeyBanc Capital Markets Inc. and legal advisor Duane Morris LLP.

Hill International, now with 3,300 professionals in more than 60 offices worldwide, provides program management, project management, construction management and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets. Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements include market conditions that will impact our ability to pursue financial options to improve our liquidity as well as the factors which are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

Source: Hill International, Inc.

News Provided by Acquire Media